AGREEMENT AND PLAN OF REORGANIZATION


                                     By
                                    And
                                   Among



                     PROCESS TECHNOLOGY SYSTEMS, INC.,
                            a Nevada Corporation,

                             W. Scott Thompson,
                            William A. Silvey, Jr.



                        FORSTER DRILLING CORPORATION,
                             a Nevada Corporation,

                                     And

                        Forster Drilling Stockholders

                   AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made effective as of May 30, 2006, by and between Process Technology Systems, Inc., a Nevada corporation ("Process"), W. Scott Thompson and William A. Silvey ("Process Shareholders"), Forster Drilling Corporation, a Nevada corporation ("Company"), and Forster Family Trust who has signed this Agreement as of the date hereof and the balance of Company shareholders who will sign at Closing (are collectively referred to as the "Stockholders").


                                 RECITALS

     WHEREAS, the Stockholders are the record and beneficial owner of 40,055,463 shares of common stock of the Company, which represents all of the issued and outstanding common stock of Company ("Company Stock");

     WHEREAS, the Stockholders desires to sell and Process desires to purchase from Stockholders all of the Company Stock in exchange for an aggregate of 40,055,463 shares of Process common stock ("Process Stock").

     WHEREAS, the respective Boards of Directors of Process and the Company have determined that the exchange is fair to, and in the best interests of, such entities and have duly approved and adopted this Agreement and the transactions contemplated herein;

     NOW, THEREFORE, in consideration of the premises and the mutual promises made herein, and in consideration of the representations, warranties, and covenants contained herein, the parties agree as follows:


                                ARTICLE I
                               DEFINITIONS

     As used in this Agreement, the following terms have the meanings indicated:

     1.01. Closing: The consummation of the transactions contemplated by this Agreement.

     1.02. Closing Date shall mean the time and date that the Closing occurs.

     1.03. Company Financial Statements shall consist of an audited balance sheet, statement of income, statement of cash flows, and statement of stockholder's equity of the Company for the period of inception through November 30, 2005, and an unaudited balance sheet, statement of income, statement of cash flows, and statement of stockholder's equity for the three months ended February 28, 2006.

     1.04. Company Last Balance Sheet Date shall mean the period ended February 28, 2006.

     1.05. Company Stock shall mean all of the outstanding shares of capital stock of the Company.

     1.06.     GAAP:  Generally accepted accounting principles.

     1.07. Government shall mean any federal, state, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

     1.08. Intellectual Property means all (a) licenses, patents, patent applications, patent disclosures, and improvements hereto, (b) trademarks, service marks, trade dress, logos, trade names, and corporate and company names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) computer software, data, code sources and documentation, and improvements thereto,
               (e) trade secrets and confidential business information (including ideas, formulas, compositions, inventions whether patentable or unpatentable and whether or not reduced to practice, know-how, processes and techniques, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (f) other proprietary rights, (g) copies and tangible embodiments thereof (in whatever form or medium), and
               (h) other intellectual and intangible property rights, including all registrations and applications therefore, and all continuations, continuations in part, and divisional applications.

     1.09. Knowledge means knowledge after a diligent and reasonable investigation.

     1.10. Material Adverse Effect shall mean any change in the financial condition or operation of the business that would materially affect the Company's business adversely, including, but not limited to, material changes to management, business conditions, or financial condition

     1.11.     SEC shall mean the Securities and Exchange Commission.

     1.12. SEC Filings shall mean the Form 10-KSB filed February 27, 2006, and the Form 10-QSB filed April 14, 2006.


                                ARTICLE II
                                 EXCHANGE

     On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

     2.01. Exchange. The Stockholders shall assign, transfer and convey at the Closing shares of Company Stock to Process in exchange for shares of Process Stock to be issued at the rate of one share of Process Stock for one Share of Company Stock.

     2.02. Purchase Price. The purchase price in consideration of the sale of all the Company Stock shall be shares of Process Stock.

     2.03. Tax Consequences. Each party shall be responsible for ascertaining and resolving its own tax consequences resulting from the transaction. No party shall make any representation as to any possible tax consequences arising as the result of the transaction. However, it is intended that the transaction contemplated hereby will qualify as a tax-free reorganization.

     2.04. Consideration. The Company Stock referred to in Section 2.01 and the consideration to be paid by Process referred to in Sections 2.02 shall constitute all of the consideration to be paid in connection with the transactions contemplated by this Agreement.

     2.05.     The Closing.   The "Closing" of the transactions contemplated
by this Agreement shall be negotiated and concluded between Process, the Company, and the Stockholders on or before June 16, 2006 (the "Closing Date"), at the offices of Brewer & Pritchard, P.C., Three Riverway, Suite 1800, Houston, Texas 77056. The Stockholders will transfer to Process all of its right, title and interest in and to the Company now held or hereafter acquired by them in exchange for the consideration set forth herein. Such ownership interest in and to the Company will be transferred by the Stockholders to Process free and clear of any liens, encumbrances or other obligations.

     2.06. Subsequent Sale of Company Stock. The Company prior to Closing, has the right to sell up to 3 million shares of common stock at a price of $1.00 per share and may pay sales commissions of up to 7% cash and warrants to purchase up to 210,000 shares of common stock. Any such shares issued will be exchanged for shares of Process stock at the same ratio that the Company Stockholders on the date hereof will exchange for Process Stock.



                               ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF
                       THE COMPANY AND STOCKHOLDERS

     The Company and Stockholders hereby agree, represent, and warrant to Process, on the date of this Agreement and on the Closing Date, as follows:

     3.01.     Organization and Qualification.

     (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with all requisite power and authority to conduct its business and is not in breach of, or in default with respect to, any term of its Articles of Incorporation, Bylaws or other organizational documents. The Company has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged, except where the failure to do so would
not have a Material Adverse Effect.   The Company is duly qualified to
transact the business in which it is engaged in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect.

     (b) The Company does not have and has never had any subsidiaries and does not directly or indirectly own any equity interest in, or any interest convertible into or exchangeable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     3.02. Capitalization. The Stockholders collectively own one hundred (100%) percent of the issued and outstanding shares of Company Stock, which constitutes all of the outstanding capital stock of Company. The Company
Stock is not owned or held in violation of any preemptive right of any other person or entity, is validly authorized, validly issued, fully paid and non-assessable, and is owned of record and beneficially by the Stockholders. The shares of Company Stock held by the Stockholders are restricted securities and are free and clear of all liens, security interests, pledges, charges, encumbrances, voting agreements, and voting trusts. Except as set forth in
Schedule 3.02, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, convertible debt agreement or other right calling for the issuance of, any shares of capital stock of the Company or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Company.

     3.03.     Due Authorization; Third Party Consents.   The Company has the
right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and no approval or consent of any person other than the Company is necessary in connection with the execution, delivery, or performance of this Agreement. The execution, delivery, and performance of this Agreement by the Company has been duly authorized by its board of directors and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement constitutes a legal and binding obligation of the Company, and is valid and enforceable against the Company in accordance with its terms.

     3.04. Litigation. Except as set forth on Schedule 3.04, there is not any suit, action, arbitration, or legal, administrative, or other proceeding or governmental investigation (formal or informal), pending or to the best of Company's Knowledge threatened (or any basis therefor known to the Company), with respect to the Company or the Stockholders (as it relates to the business of the Company), including but not limited to any action or claim under any federal, state, local or other governmental act, rule, regulation, or any interpretations thereof, relating to environmental matters or the protection of the safety and health of persons connected with the Company's business (including but not limited to the transportation, treatment, storage, recycling, disposal, or release into the environment of hazardous or toxic materials or waste), or any basis on which any proceeding or investigation against the Company or the Stockholders might reasonably be undertaken or brought. The Company is not presently engaged in any legal action to recover monies due to the Company, for damages sustained by the Company, or amounts owed to the Company. During the two year period immediately preceding the Closing, the Company has neither received nor been a party to any written notice of violations, orders, claims, citations, complaints, penalties, assessments, court, or other proceedings, administrative, civil or criminal, at law or in equity.

     3.05. Employees. The Company does not have or contribute to any pension, profit-sharing, option, other incentive plan, or other Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974), or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits except as set forth in Schedule 3.05. Schedule
3.05 is a list of each employee and consultant and the compensation paid to each employee and consultant.

     3.06. No Violation of Employee Contracts. No current or prior employee, consultant or Stockholder of the Company has any employment or consulting agreement with the Company, except as set forth in Schedule 3.06. To the knowledge of the Company, no employee of the Company is in violation of any term of any contract, non-competition agreement, or any other contract or agreement or any restrictive covenant with, or any other common law obligation to, a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted by the Company or of the use of trade secrets or proprietary information of others. There is neither pending nor, to the Knowledge of the Company, threatened, any actions, suits, proceedings, or claims with respect to any contract, agreement, covenant, or obligation referred to in the preceding sentence.

     3.07. Contracts, Agreements and Instruments. Schedule 3.07 includes the following documents of the Company:

               3.07.01. True and correct copies of all material contracts, agreements and other instruments of the Company, as well as verbal understandings, involving an obligation on the part of the Company to pay or to render services, individually or in the aggregate, in excess of $25,000 per year or to receive payments in excess of $25,000 per year that is not entered in the ordinary course of business.

                3.07.02. True and correct copies of all verbal and written contracts, arrangements, and understandings with officers, directors, and five percent or greater shareholders, except as disclosed in this Agreement.

Except for matters which, in the aggregate, would not have a Material Adverse Effect or are otherwise disclosed in the Schedules attached hereto or in the Agreement, to the Knowledge of the Company, no other party to any such contract, agreement, instrument, leases, or license is now in violation or breach of, or in default with respect to complying with, any material provision thereof, and each such contract, agreement, instrument, lease, or license contained in the Schedules hereto is in full force and effect and is the legal, valid, and binding obligation of the Company and is enforceable as to them in accordance with its terms. The Company does not have Knowledge that any other party to any such contract listed in Schedule 3.07 has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding, except for matters which, in the aggregate, would not have a Material Adverse Effect; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way contained in the Schedules hereto, except for matters which, in the aggregate, would not have a Material Adverse
Effect.   The Company is not a member of a customer or user organization or of a trade association which relationship would be materially affected by the execution and performance of this Agreement.

     3.08. Consents and Approvals; No Violation. The execution and delivery and performance of this Agreement by the Company will not (a) conflict with or result in any breach of any provision of the Articles of Incorporation, Bylaws or other organization documents of the Company, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (as defined herein), or where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect, (c) result in a material default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been requested, (d) result in the creation or imposition of any lien, charge or other encumbrance on the assets of the Company, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its assets.

     3.09. Financial Statements. The Company has delivered to Process an unaudited Company balance sheet as of February 28, 2006, and the Company will deliver the true and correct Company Financial Statements on the Closing Date. The Company Financial Statements will fairly present in all material respects the financial position of the Company to which it relates as of its date, and each of the related consolidated statements of operations and retained earnings and cash flows or equivalent statements in the Company Financial Statements (including any related notes and schedules) in accordance with generally accepted accounting principles.

     3.10. Undisclosed Liabilities. There are no undisclosed and/or contingent liabilities that may bear upon the value of the Company's business and its financial condition that is not reflected in the Company Financial Statements.

     3.11. Permits and Licenses. The Company has all permits, licenses, and other similar authorizations necessary for the conduct of its business as now being conducted by it, and it is not in default in any respect under any such permits, licenses, or authorizations, except for the absence of which would not have a Material Adverse Effect. Such permits, licenses, and other similar authorizations of the Company are as set forth in Schedule 3.11. Except as set forth in Schedule 3.11, no royalties, commissions, or fees are payable by the Company to any person by reason of the ownership or use of any intangible property. The Company is the sole and exclusive owner of all of its assets, does not use any of its assets by the consent of any other person and is not required to and does not make any payments to others with respect thereto. Except as set forth in Schedule 3.11, there are no material licenses, sub-licenses, or agreements relating to the use of any intangible property of the Company now in effect, and the Company has no Knowledge that any intangible property of the Company is being infringed by others. No claim that would have a Material Adverse Effect on the business of the Company is pending or, to the Knowledge of the Company, threatened, or has been made since the Company's inception to the effect that, nor does the Company have any Knowledge that, the operation of the Company's business or any method, process, part, or material that the Company employs, conflicts in any material way with, or infringes in any material way upon any rights of the type enumerated above, owned by others.

     3.12. Properties. The Company has good and valid title to all properties and assets used in its business or owned by it, free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except for liens for current taxes not yet due or disclosed on the Company's Last Balance Sheet Date).

               3.12.01. Attached as Schedule 3.12 is a true and complete list of all properties and assets owned, leased, or licensed by the Company, including with respect to such properties and assets leased or licensed by the Company, a description of such lease or license.
     All such properties and assets owned by the Company are reflected on the Company Last Balance Sheet. All properties and assets owned, leased, or licensed by the Company are in good and usable condition (reasonable wear and tear, which is not such as to have a Material Adverse Effect on the operation of the business of the Company, excepted).

               3.12.02. The properties and assets owned, leased, or licensed by the Company constitute all such properties and assets which are necessary to the business of the Company as presently conducted.

     3.13. Hazardous Materials. To the best of the Company's Knowledge, the Company has complied with any and all applicable laws, ordinances, rules, and regulations related to the possession, transportation, or disposal of hazardous materials. To the Knowledge of the Company, no employee of the Company has been exposed to hazardous materials such that exposure could cause damage to such employee.

     3.14.      Interest in Competitors.   No shareholder, officer or director
of the Company, nor any spouse or child of any shareholder, officer or director with authority to enter into contracts on behalf of the Company, has any direct or indirect interest in any competitor, supplier, or customer of the Company or in any person from whom or to whom the Company leases any real or personal property, or in any other person with whom the Company is doing business.

     3.15. Tax and Other Liabilities. The Company does not have any present liability of any nature, accrued or contingent, of the type required to be reflected on a balance sheet or in appropriate footnotes prepared in accordance with GAAP, including, without limitation, liabilities for federal, state, local, or foreign taxes and liabilities to customers or suppliers, which could have a Material Adverse Effect upon the Company, other than the following:

           i. Liabilities for which full provision has been made on the Company's Last Balance Sheet; and

          ii. Other liabilities arising since the date of the Company's Last Balance Sheet and prior to the Closing in the ordinary course of business which are not inconsistent with the representations and warranties of the Company or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set forth as provisions for taxes on the Company Last Balance Sheet are sufficient for all accrued and unpaid taxes of the Company, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the date of the Company's Last Balance Sheet or now in effect, for the period ended on such date and for all fiscal years prior thereto. The Company has filed all applicable tax returns required to be filed by it or has obtained applicable extensions and are not delinquent with respect to such extensions; have paid (or have established on the Company Last Balance Sheet a reserve for) all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises, which are due and payable and have delivered to Process a true and correct copy of any report as to adjustments received by the Company from any taxing authority during the past five years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending.

     3.16.     Changes or Events.   Since the Company Last Balance Sheet Date:

               3.16.01. There has been no event or condition affecting the Company which would have a Material Adverse Effect on the Company.

               3.16.02. The Company has not authorized, declared, paid or effected any dividend or liquidation or other distribution in respect of the Company Stock or other equity interest or any direct or indirect redemption, purchase or other acquisition of any equity interest of the Company.

              3.16.03. The Company has not had any changes in its condition (financial or otherwise), liabilities, assets, or business or in any of its business relationships, including relationships with suppliers or customers, that, when considered individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect.

              3.16.04. The Company has not experienced any destruction of, damage to, or loss of any asset (regardless of whether covered by insurance) that, when considered individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect.

              3.16.05. The Company has not made any changes in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates), except for any such changes as were required by law.

              3.16.06. Other than in the ordinary course of business, the Company has not increased the salary or other compensation payable or to become payable by the Company to any employee, or the declaration, payment, or commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or compensation to any such person.

              3.16.07. The Company has not sold, leased, transferred, or assigned any of their assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

              3.16.08. No party has accelerated, terminated, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $25,000 to which the Company is a party;

               3.16.09. The Company has not made any loans to any person or entity, or guaranteed any loan;

               3.16.10. To the Knowledge of the Company, the Company has not suffered any loss or any threatened loss of any permit, license, qualification, special charter or certificate of authority held or enjoyed or formerly held or enjoyed by the Company which loss has had or upon occurrence might reasonably be expected to have a Material Adverse Effect;

               3.16.11. The Company has operated its business in the ordinary course and consistent with past practices so as to preserve its business organization intact, to retain the services of its employees and to preserve its goodwill and relationships with suppliers, creditors, customers, and others having business relationships with it;

               3.16.12. The Company has not issued any note, bond or other debt security or created, incurred or assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligations;

               3.16.13. The Company has not delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

               3.16.14. The Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property owned or licensed by the Company;

               3.16.15. The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees, outside the ordinary course of business; and

               3.16.16. The Company has not made any agreement to do any of the things described in the preceding clauses 3.16.01 through 3.16.15.

     3.17 Intellectual Property. The Company does not own or have pending, nor has it licensed, any Intellectual Property, other than as described in Schedule 3.17 (the "Company Intellectual Property"). The Company Intellectual Property has not been the subject of any interference, opposition or cancellation proceedings. No Stockholder, employee of the Company or affiliate of the Stockholders, nor any other partnership or enterprise in which the Stockholders, any employee, or any relative or affiliate had or now has a 5% or greater ownership interest or other substantial interest, possesses any Intellectual Property which is used by the Company pursuant to any agreement or arrangement with such person. The Company has not received any written notice or written claim of infringement by the Company of the Intellectual Property of any third party. There is no infringement by others of the Intellectual Property of the Company.

     3.18.      No Defaults.   The consummation of the transactions
contemplated by this Agreement will not result in or constitute any of the following: (i) a breach of any term or provision of any other agreement of the Company that will not be waived or released at Closing; (ii) a default or an event that will not be waived or released at Closing, and that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of the Company or of any lease, license), promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, any Intellectual Property, or arrangement to which the Company is a party or by which the Company or its assets are bound; (iii) an event that will not be waived or released at Closing and that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of the Company; (iv) the creation or imposition of any lien, charge, or encumbrance on any of the Company's assets; or (v) a violation of any law or any rule or regulation of any administrative agency or governmental body unrelated to the business or any order, writ, injunction or decree of any court, administrative agency or governmental body to which the Company is subject.

     3.19. No Prohibited Payments. Neither the Company nor any employee, or agent of the Company, has made or authorized any payment of funds of the Company or on behalf of the Company prohibited by law and no funds of the Company have been set aside to be used for any payment prohibited by law.

     3.20. Insurance. The Company maintains insurance coverage necessary to meet its business needs.

     3.21. Completeness of Disclosure. No representation or warranty in this Agreement and no Appendix, Schedule, Exhibit, or certificate prepared by the Company pursuant hereto and no statement made or other document prepared by the Company and furnished to Process by the Company contains any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

     Each of the Stockholders represents and warrants the following:

     3.22. Restricted Stock. Each Stockholder understands and acknowledges that all of the shares of the common stock of Process to be issued to them shall be issued under an exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Consequently, the Stockholders understand and acknowledge that such common stock will be "restricted stock" as that term is defined in Rule 144 promulgated under the Act, and that (a) appropriate legends will be imprinted upon all certificates for the shares of common stock of Process to be issued to the Stockholders, and (b) appropriate stop transfer orders will be entered in the stock transfer records of Process. In addition, the Stockholders represent his/her intention to acquire the shares of Process for his/her own account, for investment purposes only, and not with a view to any subsequent resale or distribution thereof.

     3.23. Authorization. All action on the part of the individual Stockholders necessary for the authorization, execution and delivery of this Agreement by the Stockholders and the Company have been taken.

     3.24. Title to the Shares. Each of the Stockholders owns, and is transferring to Process at the Closing, good, valid and marketable title to the number of shares of Company Stock set forth opposite the name of the Stockholders on the signature page hereof, free and clear of all liens, claims, options and encumbrances whatsoever. Each Stockholder represents that there are no outstanding options, warrants or rights to purchase or acquire any of the Company Stock of the individual Stockholders nor is the Company Stock owned by each Stockholder subject to any voting agreements, pledges, shareholders agreement or lock-up agreement, or rights of first refusals. Each of the Stockholders represents that the shares of Company Stock being transferred represent all the Company securities, of any kind, held by such Stockholder.

     3.25. Purchase Entirely for His Own Account. The Process securities will be acquired for investment for each of the Stockholders' own account, not as a nominee or agent, and not with the view to the resale or distribution of any part thereof, and each of the Stockholders has no present intention of selling, granting any participation in, or otherwise distributing the Process securities. Each of the Stockholders have no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person with respect to any of the securities of Process.

     3.26. Disclosure of Information. Each of the Stockholders has reviewed the SEC Filings and has had the opportunity to ask questions of, and receive answers from, representatives of Process to obtain additional information regarding Process.

     3.27. Accredited Investor. Each Stockholder hereby represents that he/she/it is an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act of 1933.

     3.28. Acceptance of Process Stock. Each Stockholder has read this Agreement, agrees to be bound by all the terms of this Agreement, and accepts Process Stock in exchange for Company Stock in the denominations set forth in
Schedule 2.01.


                                ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF PROCESS

     Process and Process Shareholders hereby agree, represent, and warrant to the Company, on the date of this Agreement and on the Closing Date, as follows:

     4.01.     Organization and Qualification.

     (a) Process is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with all requisite power and authority to conduct its business and is not in breach of, or in default with respect to, any term of its Articles of Incorporation, Bylaws or other organizational documents. Process has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged, except where the failure to do so would not have a
Material Adverse Effect.   Process is duly qualified to transact the business
in which it is engaged in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect.

     (b) Process does not have and has never had any subsidiaries and does not directly or indirectly own any equity interest in, or any interest convertible into or exchangeable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     4.02 SEC Document. Process has made all of its filings with the SEC that it has been required to make under the Act, and the Securities Exchange
Act of 1934, as amended ("Exchange Act") since January 2003.   As of their
respective dates, each of the SEC Filings complied substantially in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. As of the Closing Date, the financial statements included in or incorporated by reference into the SEC Documents, including the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are true, correct and complete in all respects, and are consistent with the books and records of Process.

     4.03. Capitalization. The authorized capital stock of Process consists of 200,000,000 shares of common stock and 12,500,000 shares of preferred stock, of which 2,000,000 shares of common stock are outstanding, and 5,835 shares of preferred stock are outstanding. The 5,835 shares of preferred stock have no right to convert into common stock without board of director approval, receive any dividends, liquidation preference, or vote on any corporate matter.

All issued and outstanding shares of Process common stock are validly issued, fully paid, non-assessable and free of preemptive rights. Except as set forth herein, (i) there are no options, warrants, convertible securities or any other obligation that require Process to issue additional shares of capital stock and (ii) none of the holders of Process common stock have anti-dilution rights, rights of first refusals, subscription rights or rights to purchase issuances of additional shares.

     4.04. Authority, Binding Agreement. This Agreement has been approved by the Board of Directors of Process. No consents, authorizations or approvals, whether of a governmental agency or instrumentality or otherwise, are necessary in order to enable Process to enter into and perform this Agreement. This Agreement constitutes legal, valid and binding obligations of Process and is enforceable against Process in accordance with its terms.

     4.05. Litigation. There is not any suit, action, arbitration, or legal, administrative, or other proceeding or governmental investigation (formal or informal), pending or to the best of Process' or Process Shareholders' Knowledge threatened (or any basis therefor known to Process or Process Shareholders), with respect to Process (as it relates to the business of Process), including but not limited to any action or claim under any federal, state, local or other governmental act, rule, regulation, or any interpretations thereof, relating to environmental matters or the protection of the safety and health of persons connected with the Process' business (including but not limited to the transportation, treatment, storage, recycling, disposal, or release into the environment of hazardous or toxic materials or waste), or any basis on which any proceeding or investigation against Process might reasonably be undertaken or brought. Process is not presently engaged in any legal action to recover monies due to it, for damages sustained by the Process, or amounts owed to Process. During the two year period immediately preceding the Closing, Process has neither received nor been a party to any written notice of violations, orders, claims, citations, complaints, penalties, assessments, court, or other proceedings, administrative, civil or criminal, at law or in equity.

     4.06. Employees. Process does not have or contribute to any pension, profit-sharing, option, other incentive plan, or other Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of
1974), or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits.

Process has no employees or consultants.

     4.07. No Violation of Employee Contracts. No current or prior employee, consultant or stockholder of Process has any employment or consulting agreement with Process. To the Knowledge of Process and Process Shareholders, no employee of Process is in violation of any term of any contract, non-competition agreement, or any other contract or agreement or any restrictive covenant with, or any other common law obligation to, a former employer relating to the right of any such employee to be employed by Process because of the nature of the business conducted by Process or of the use of trade secrets or proprietary information of others. There is neither pending nor, to the Knowledge of Process or Process Shareholders, threatened, any actions, suits, proceedings, or claims with respect to any contract, agreement, covenant, or obligation referred to in the preceding sentence.

     4.08. Contracts, Agreements and Instruments. There are no contracts, agreements and other instruments of Process, as well as verbal understandings, involving an obligation on the part of Process to pay or to render services, individually or in the aggregate, in excess of $5,000 per year or to receive payments in excess of $5,000 per year, except as described in this Agreement. There are no verbal and written contracts, arrangements, and understandings with officers, directors, and five percent or greater shareholders.

     4.09. Consents and Approvals; No Violation. The execution and delivery and performance of this Agreement by Process will not (a) conflict with or result in any breach of any provision of the Articles of Incorporation, Bylaws or other organization documents of Process, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (as defined herein), or where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect, (c) result in a material default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, license, agreement or other instrument or obligation to which Process is a party or by which Process or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been requested, (d) result in the creation or imposition of any lien, charge or other encumbrance on the assets of Process, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Process or any of its assets.

     4.10. Balance Sheet Items. As reported on Process' quarterly report on Form 10-QSB for the three-month period ended February 28, 2006, Process had total assets of $0, total liabilities of $95,725, and there are no undisclosed and/or contingent liabilities (including all taxes, assessments, and other governmental charges payable by it or levied upon it or its properties, assets, income, or franchises). Process also does not have any present liability of any nature, accrued or contingent, of the type required to be reflected on a balance sheet or in appropriate footnotes prepared in accordance with GAAP. At Closing, there will be no change to assets and all liabilities (including undisclosed and/or contingent and taxes) shall be settled and/or paid in full.

     4.11. Permits and Licenses. Except to satisfy the representations set forth in Section 4.01, Process is not required to have or maintain any permits, licenses, and other similar authorizations necessary for the conduct of its business as now being conducted by it, and it is not in default in any respect under any such permits, licenses, or authorizations. No royalties, commissions, or fees are payable by Process to any person by reason of the ownership or use of any intangible property. Process is the sole and exclusive owner of all of its assets, does not use any of its assets by the consent of any other person and is not required to and does not make any payments to others with respect thereto.
There are no material licenses, sub-licenses, or agreements relating to the use of any intangible property of Process now in effect, and Process and Process Shareholders have no Knowledge that any intangible property of Process is being infringed by others. No claim that would have a Material Adverse Effect on the business of Process is pending or, to the Knowledge of Process and Process Shareholders, threatened, or has been made since Process's inception to the effect that, nor does Process and Process Shareholders have any Knowledge that, the operation of Process's business or any method, process, part, or material that Process employs, conflicts in any material way with, or infringes in any material way upon any rights of the type enumerated above, owned by others.

     4.12. Properties. Process has good and valid title to all properties and assets used in its business or owned by it, free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances.

               4.12.01. Set forth in the SEC Filings is a true and complete list of all properties and assets owned, leased, or licensed by Process, including with respect to such properties and assets leased or licensed by Process, a description of such lease or license. All such properties and assets owned by Process are reflected in its last balance sheet as reported in the SEC Filings. All properties and assets owned, leased, or licensed by Process are in good and usable condition (reasonable wear and tear, which is not such as to have a Material Adverse Effect on the operation of the business of Process, excepted).

               4.12.02. The properties and assets owned, leased, or licensed by Process constitute all such properties and assets which are necessary to the business of Process as presently conducted.

     4.13. Hazardous Materials. Process is not in the business of possession, transportation, or disposal of hazardous materials.

     4.14.     Changes or Events.   Since Process's last balance sheet as
disclosed in its SEC Filings:

               4.14.01. There has been no event or condition affecting Process which would have a Material Adverse Effect on Process.

               4.14.02. Process has not authorized, declared, paid or effected any dividend or liquidation or other distribution in respect of Process Stock or other equity interest or any direct or indirect redemption, purchase or other acquisition of any equity interest of Process, except preferred stock.

               4.14.03. Process has not had any changes in its condition (financial or otherwise), liabilities, assets, or business or in any of its business relationships, including relationships with suppliers or customers, that, when considered individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect.

               4.14.04. Process has not experienced any destruction of, damage to, or loss of any asset (regardless of whether covered by insurance) that, when considered individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect.

               4.14.05. Process has not made any changes in accounting methods or practices (including, without limitation, any change depreciation or amortization policies or rates), except for any such changes as were required by law.


               4.14.06. Other than in the ordinary course of business, Process has not increased the salary or other compensation payable or to become payable by Process to any employee, or the declaration, payment, or commitment or obligation of any kind for the payment by Process of a bonus or other additional salary or compensation to any such person.

               4.14.07. Process has not sold, leased, transferred, or assigned any of their assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

               4.14.08. No party has accelerated, terminated, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $5,000 to which Process is a party;

               4.14.09. Process has not made any loans to any person or entity, or guaranteed any loan;

               4.14.10. To the Knowledge of Process and Process Shareholders, Process has not suffered any loss or any threatened loss of any permit, license, qualification, special charter or certificate of authority held or enjoyed or formerly held or enjoyed by Process which loss has had or upon occurrence might reasonably be expected to have a Material Adverse Effect;

               4.14.11. Process has operated its business in the ordinary course and consistent with past practices so as to preserve its business organization intact, to retain the services of its employees and to preserve its goodwill and relationships with suppliers, creditors, customers, and others having business relationships with it;

               4.14.12. Process has not issued any note, bond or other debt security or created, incurred or assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligations;

               4.14.13. Process has not delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

               4.14.14. Process has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees, outside the ordinary course of business; and

               4.14.15. Process has not made any agreement to do any of the things described in the preceding clauses 4.14.01 through 4.14.15.

     4.15.     Intellectual Property. Process does not own any Intellectual
Property.

     4.16.      No Defaults.   The consummation of the transactions
contemplated by this Agreement will not result in or constitute any of the following: (i) a breach of any term or provision of any other agreement of Process that will not be waived or released at Closing; (ii) a default or an event that will not be waived or released at Closing, and that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of Process or of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, any Intellectual Property, or arrangement to which Process is a party or by which Process or its assets are bound; (iii) an event that will not be waived or released at Closing and that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Process; (iv) the creation or imposition of any lien, charge, or encumbrance on any of Process's assets; or (v) a violation of any law or any rule or regulation of any administrative agency or governmental body unrelated to the business or any order, writ, injunction or decree of any court, administrative agency or governmental body to which Process is subject.

     4.17. No Prohibited Payments. Neither Process nor any employee, or agent of Process, has made or authorized any payment of funds of Process or on behalf of Process prohibited by law and no funds of Process have been set aside to be used for any payment prohibited by law.

     4.18. Insurance. Process represents that it has no insurance policies.

     4.19. Completeness of Disclosure. No representation or warranty in this Agreement and no Appendix, Schedule, Exhibit, or certificate prepared by Process pursuant hereto and no statement made or other document prepared by Process and furnished to the Company by Process contains any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.


                                ARTICLE V
      CONDITIONS TO OBLIGATIONS OF PROCESS AND PROCESS SHAREHOLDERS

     The obligations of Process and Process Shareholders under this Agreement are subject, at the option of Process and Process Shareholders, to the following conditions:

    5.01. Accuracy of Representations and Compliance with Conditions. All representations and warranties of Company or the Stockholders contained in this Agreement shall be accurate when made and, in addition, shall be materially accurate as of the Closing as though such representations and warranties were then made by Company or such Stockholders on the part of Company or any of the Stockholders. As of the Closing, the Company and the Stockholders shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement.

    5.02. Other Closing Documents. Company and the Stockholders shall have delivered to Process at or prior to the Closing such other documents as Process may reasonably request in order to enable Process to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

    5.03. Review of Proceedings. All actions, proceedings, instruments, and documents required to carry out this Agreement, or any agreement incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Process, and the Company shall have furnished such counsel for Process such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

    5.04. Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenging the consummation of, the transactions contemplated by this Agreement or related agreements or to obtain substantial damages with respect thereto.

    5.05. No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Process:

               5.05.01. Makes any of the transactions contemplated by this Agreement illegal;

               5.05.02. Results in a delay which affects the ability of Process to consummate any of the transactions contemplated by this Agreement; or

               5.05.03. Otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to Process of the transactions contemplated by this Agreement.

     5.06. Contractual Consents Needed. The parties to this Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by this Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of their respective businesses, properties, or assets are subject, except where the failure would not have a Material Adverse Effect.

     5.07.        Deliveries by Company and Stockholders:

               5.07.1. The Company shall deliver a Certificate of President in the form of Schedule 5.07.1.

               5.07.2. Forster Family Trust shall deliver a Certificate of Stockholders in the form attached hereto as Schedule 5.07.2 affirming that the representations and warranties in this Agreement are true and correct as of the Closing Date and that all covenants, agreements and conditions required by this Agreement have been performed and satisfied.

               5.07.3. The Stockholders in the amount of at least 80% shall execute this Agreement and deliver at Closing the signature pages of this Agreement.

               5.07.4. Company shall deliver Company Financial Statements compliant with Regulation S-B.

               5.07.5. Certain Stockholders, as reasonably requested by Process, shall deliver a Lock-Up/Leak-Out Agreement in the form of Schedule 5.07.5.

               5.07.6. Each Stockholder shall deliver Company stock certificates owned by each Stockholder and duly executed stock powers in denomination set forth in Schedule 5.07.6.

               5.07.7. The Company shall deliver an opinion of counsel, dated the Closing Date, to Process.

               5.07.8. The Company shall deliver to Process Shareholders a signed Indemnification Agreement and payment as set forth in
     Schedule 5.07.8.



                                ARTICLE VI
                    CONDITIONS TO OBLIGATIONS OF THE
                      COMPANY AND THE STOCKHOLDERS

     The obligations of the Company and the Stockholders under this Agreement are subject, at the option of the Company and the Stockholders, to the following conditions:

     6.01.     Accuracy of Representations and Compliance with Conditions.
All representations and warranties of Process contained in this Agreement shall be accurate when made and, in addition, shall be materially accurate as of the Closing as though such representations and warranties were then made by Process on the part of Process. As of the Closing, Process shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with at or before such time by this Agreement.

     6.02. Other Closing Documents. Process shall have delivered to the Company, at or prior to the Closing, such other documents as the Company may reasonably request in order to enable the Company to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     6.03. Review of Proceedings. All actions, proceedings, instruments, and documents required to carry out this Agreement, or any agreement incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to the Company and Process shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

     6.04. Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenging the consummation of, the transactions contemplated by this Agreement or related agreements set forth as an exhibit hereto, or to obtain substantial damages with respect thereto.

     6.05. No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Company:

               6.05.01. Makes any of the transactions contemplated by this Agreement illegal;

               6.05.02. Results in a delay which affects the ability of the Company to consummate any of the transactions contemplated by this Agreement;

               6.05.03. Otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to the Company or the Stockholder of the transactions contemplated by this Agreement.

     6.06.     Reserved.

     6.07. Other Agreements. Agreements set forth as exhibits or schedules to this Agreement shall have been duly authorized, executed, and delivered by the Parties thereto at or prior to the Closing, shall be in full force, valid and binding upon the Parties thereto, and enforceable by them in accordance with their terms at the Closing, and no party thereto at any time from the execution thereof until immediately after the Closing shall have been in violation of or in default in complying with any material provision thereof.

     6.08.     Deliveries by Process:

               6.08.1. Process shall deliver a Certificate of President of Process in the form of Schedule 6.08.1.

               6.08.2 Process Shareholders shall deliver a certificate affirming that the representations and warranties in this Agreement are true and correct as of the Closing Date and that all covenants, agreements and conditions required by this Agreement have been performed and satisfied.

               6.08.3. Process Shareholders shall deliver a signed Indemnification Agreement as set forth in Schedule 5.07.8.

               6.08.4. Process shall deliver board of directors resolutions acknowledging that its officers have resigned and be replaced by the following Company officers: Fred Forster III
     (CEO/President) and Scott Thompson (Secretary).

               6.08.5. Process shall deliver board of directors resolutions acknowledging that the directors of Process shall be Fred
     Forster III, Scott Thompson, William Silvey and Fred Forster,
     Jr. post-Closing.

               6.08.6. Process shall deliver documents confirming that the $95,725 of debt is settled and/or paid in full as of the Closing
     Date.

               6.08.7. Process shall deliver an opinion of counsel, dated the Closing Date, to the Company.

               6.08.8. Process shall deliver piggy-back registration rights agreements for the affiliates of Process.


                               ARTICLE VII
                COVENANTS AND AGREEMENTS OF THE COMPANY

     The Company covenants and agrees as follows:

     7.01. Public Statements. Before the Company shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, the Company shall cooperate with Process, shall furnish drafts of all documents or proposed oral statements to Process for comment, and shall not release any such information without the written consent of Process. Nothing contained herein shall prevent the Company from furnishing any information to any governmental authority if required to do so by law.

     7.02. Information. The Company agrees that it will not, and will cause it representatives not to, use any information obtained pursuant to this Agreement, as well as any other information obtained prior to the date hereof in connection with its consideration of the transactions contemplated hereby and the entering into of this Agreement, for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Company shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Agreement), as well as any other information obtained prior to the date hereof in connection with its consideration of the transactions contemplated hereby and the entering into of this Agreement, unless such information (i) was already known to the Company, (ii) is disclosed with the prior written approval of the party to which such information pertains, (iii) is already present in the public domain, or (iv) is required to be disclosed by law.

In the event that this Agreement is terminated or the transactions contemplated hereby shall otherwise fail to be consummated, the Company shall promptly cause all copies of documents or extracts thereof containing information and data as to Process to be returned to Process.

     7.03. No Adverse Actions. The Company agrees that it will not take any action from the date hereof to the Closing inconsistent with its representations, warranties, and covenants contained herein, except that the Company intends to change its name to "Forster Tool and Supply".


                               ARTICLE VIII
                   COVENANTS AND AGREEMENTS OF PROCESS

     Process covenants and agrees as follows:

     8.01. Public Statements. Before Process shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, Process shall cooperate with the Company, shall furnish drafts of all documents or proposed oral statements to the Company for comment, and shall not release any such information without the written consent of the Company. Nothing contained herein shall prevent Process from furnishing any information to any governmental authority if required to do so by law.

     8.02. Information. Process agrees that it will not, and will cause it representatives not to, use any information obtained pursuant to this Agreement, as well as any other information obtained prior to the date hereof in connection with its consideration of the transactions contemplated hereby and the entering into of this Agreement, for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Process shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Agreement), as well as any other information obtained prior to the date hereof in connection with its consideration of the transactions contemplated hereby and the entering into of this Agreement, unless such information (i) was already known to Process, (ii) is disclosed with the prior written approval of the party to which such information pertains, (iii) is already present in the public domain, or (iv) is required to be disclosed by law.

In the event that this Agreement is terminated or the transactions contemplated hereby shall otherwise fail to be consummated, Process shall promptly cause all copies of documents or extracts thereof containing information and data as to the Company to be returned to the Company.

     8.03. No Adverse Actions. Process agrees that it will not take any action from the date hereof to the Closing inconsistent with its representations, warranties, and covenants contained herein.



                                ARTICLE IX
                              INDEMNIFICATION

     9.01. Indemnification by Process Shareholders. Process Shareholders shall indemnify, defend and hold harmless the Company and Stockholders against any damage, loss, claim, liability, cost or expense, including reasonable fees and disbursements of counsel, accountants, experts and other consultants (collectively, "Damages"), resulting from, arising out of, or based upon any misstatement or omission from any representation by, or any breach of warranty, covenant or agreement of Process or the Process Shareholders contained in this Agreement, including schedules, certificates and documents delivered by Process and/or Process Shareholders.

     9.02. Indemnification Procedures. Promptly after receipt by the Company (the "Indemnitee"), of notice of any action, suit, proceeding, audit, claim or potential claim (any of which is hereinafter individually referred to as a "Circumstance"), which could give rise to a right to indemnification for Damages pursuant to Section 9.01, the Indemnitee shall give the Process Shareholders (the "Indemnitor") written notice describing the Circumstance in reasonable detail; provided, that failure of Indemnitee to give such notice to the Indemnitor shall not relieve the Indemnitor from any of its indemnification obligations hereunder unless (and then only to the extent) that the failure to give such notice prejudices the defense of the Circumstance by the Indemnitee. Indemnitor shall pay such obligation and assume such liability in full unless it disputes such Circumstance within ten
(10) days from the date of notice provided to Indemnitor.


     9.03. Termination. Indemnification obligations of Process and Process Shareholders terminate twelve months after the date of the signing of this Agreement provided, however, that the Indemnification period will be extended if there is a claim made during the twelve-month period.

     9.04. Indemnification Agreement. This indemnification obligation shall be embodied in an agreement which is attached hereto as Schedule 5.07.7.

                                ARTICLE X
                              MISCELLANEOUS

     10.01. Expenses. Process and the Company shall each be solely responsible for and bear all of its own respective expenses, including, without limitation, expenses of legal counsel, accountants, financial and other advisors, incurred at any time in connection with pursuing or consummating the definitive agreements and the Transaction contemplated herein.

     10.02. Brokerage and Other Fees. Each party shall be responsible for the fees of their respective brokers and/or professionals (including, without limitation, legal and accounting fees) engaged to assist in the preparation, negotiation and counseling with respect, and relating, to this Agreement and consummation of the transactions contemplated herein, as well as their respective out-of-pocket expenses.

     10.03. Further Actions. At any time and from time to time, the parties agree, at their expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     10.04. Understanding and Advice of Counsel. The Company, the Stockholders, and Process have had the assistance of separate counsel (including, without limitation, tax counsel) in carefully reviewing, discussing and considering all terms of this Agreement; and, with the benefit of such advice by counsel, who has read and considered this Agreement, have agreed to execute the same. This Agreement shall not be construed against or unfavorably to any party because of such party's involvement in the preparation or drafting of this Agreement.

     10.05. Modification. The Agreement and the schedules and exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by the Parties.

     10.06. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by personal delivery or by overnight delivery or mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth on the signature page to this Agreement. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of receipt thereof.

     10.07. Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

     10.08. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of each party's respective successors, assigns, heirs, and personal representatives.

     10.09. No Third-Party Beneficiaries. Except for the Investors which are third-party beneficiaries to this Agreement, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     10.10. Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     10.11. Headings. The headings of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     10.12. Counterparts, Governing Law; Venue. This Agreement may be executed in any number of counterparts (facsimile signatures are sufficient), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to conflict of laws. Venue of any dispute concerning this Agreement shall be exclusively in Harris County, Texas.

     10.13. Survival of Representations and Warranties. All representations, warranties, covenants and agreements made by any party to this Agreement shall survive for a period of twelve months after the Closing, and upon expiration of such period, such representations and warranties shall expire.

     10.14. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

     10.15. Post-Closing. The parties agree to execute, deliver, and take action post-closing as necessary to effectuate any transaction herein contemplated.

     10.16.    Exclusivity.    The parties agree to discontinue all
negotiations with all prospective third parties concerning any acquisition, merger, reorganization, disposition, investment or change of control transaction ("Transaction") concerning the Company or Process until June 30, 2006, and the parties will not permit any of their respective affiliates, officers, employees, agents or representatives, as applicable, to, directly or indirectly, solicit, discuss, accept, approve, respond to, or engage in any negotiations with respect to any Transaction. Each party will immediately notify the other of the receipt of any inquiry, notice, or proposal relating to any Transactions and will provide the other party with copies of any such notice, inquiry or proposal relating to such Transactions.


     IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date written in the preamble of this Agreement.

Process Technology Systems, Inc.,                Forster Drilling Corporation,
a Nevada Corporation a Nevada                    a Nevada Corporation




By: /s/ William A. Silvey, Jr.              By: /s/ Fred Forster III
   --------------------------------         -------------------------------
   William A. Silvey, Jr. President         Fred Forster III, President
   Address:  6371 Richmond Ave.             6371 Richmond Ave.
   Suite 200                                Suite 275
   Houston, TX 77057                        Houston, TX 77057



PROCESS SHAREHOLDERS:                   FORSTER FAMILY TRUST

/s/ William A. Silvey, Jr.              /s/ Lloyd Robert French III, Trustee
 ---------------------------------       --------------------------------
Number of Shares of Process Stock__     Number of Shares of Company Stock

---------------------------------       ---------------------------------

Address: ________________________       Address: ________________________

         ________________________                ________________________

/s/   W. Scott Thompson
-----------------------------------
Number of Shares of Process Stock__

-----------------------------------

Address: __________________________
        ____________________________


OTHER FORSTER STOCKHOLDERS:


Print Name:  ____________________________

Address:  _______________________________

          _______________________________